EXHIBIT 99.2









Conference Call Transcript

MTIC - MTI Technology Corporation Fiscal 2005 Second Quarter Financial Results Conference Call

Event Date/Time: Nov. 15. 2004 / 1:00PM ET
Event Duration: N/A










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CORPORATE PARTICIPANTS
 Joyce Shinn
 MTI Technology Corporation - IR

 Thomas Raimondi
 MTI Technology Corporation - Chairman, President & CEO

 Scott Poteracki
 MTI Technology Corporation - CFO



CONFERENCE CALL PARTICIPANTS
 Kaushik Roy
 Susquehanna - Analyst




PRESENTATION


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Operator


Ladies and gentlemen, welcome to the MTI Technology's quarterly financial results conference call. At this time, all participants are in a listen-only mode. Later we will conduct a question-and-answer session and instructions will follow at that time. (OPERATOR INSTRUCTIONS). As a reminder this conference call is being recorded. Let's begin the conference call. Ms. Shinn, please proceed.


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Joyce Shinn - MTI Technology Corporation - IR


Hello. This is Joyce Shinn. We will start the conference call to discuss MTI's financial results for its fiscal 2005 second quarter ended October 2, 2004. I would like to introduce Mr. Thomas P. Raimondi, Jr., Chairman, President, and CEO, and Mr. Scott Poteracki, CFO. A question-and-answer session will follow.


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Thomas Raimondi - MTI Technology Corporation - Chairman, President & CEO


Thank you, Joyce. First I would like to start off by just reading our Safe Harbor statement for our fiscal year 2005 second quarter six-month financial results conference call. This presentation contains forward-looking statements that involve known and unknown risks, uncertainties, and other factors that may cause actual results, performance, or achievements, or industry results to be materially different for any future results expressed or implied by these forward-looking statements. Forward-looking statements include, but are not limited to, statements regarding the Company's expectations, goals, or intentions regarding the future, such as our expansion efforts and business growth, our expectations regarding cost savings, our commercial relationship with EMC Corporation, our backlog, and our goals and expectations of revenue which are subject to change. The actual results may differ materially from those described in any forward-looking statements. In particular, there can be no assurance that MTI will improve revenue, margins, operating efficiencies or operating results, achieve cost reductions or its goals and expectations. Important factors that may cause actual results to differ include competition, evolving technology and the economy, and world events and other important factors as set forth in the Company's periodic filings with the U.S. Securities and Exchange Commission, including its Form 10-K, as amended, for the year ending April 3, 2004.

Given these uncertainties investors in our common stock are cautioned not to place undue reliance on our forward-looking statements. Forward-looking statements speak only as of the date they are made. The Company undertakes no obligation to publicly update or revise any forward-looking statements whether as to results of new information, future events or otherwise, except as required by the laws and the rules of NASDAQ. Thank you for joining the MTI Q2 fiscal '05 earnings call. I would like to take a moment to introduce Scott Poteracki, MTI's new Executive Vice President and CFO. Scott comes to MTI with a proven track record of strong financial leadership and will be a key executive in helping me manage our aggressive growth plan. On today's call we will be speaking about several topics, a review of our strategy, the continued success of our EMC partnership, our Q2 financial results, and a view into our current quarter, Q3. Our strategy is to aggressively grow the Company and take market share in the commercial SMB marketplace for storage solutions and services.

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The commercial SMB marketplace represents abundant opportunity for MTI as EMC and other large systems and storage OEMs, do not typically serve this market with their direct sales organization. 6 quarters ago, after we signed our partnership with EMC, we began an aggressive expansion of our worldwide sales and professional services organization. We said that we would postpone short-term profitability in exchange for rapid growth in revenue and market share gains. To support this strategy we secured an investment of $15 million, principally from Advent International, in our Q1 FY '05. I feel we are succeeding in our growth strategy with total revenues for the quarter of 31.5 million, up 54 percent year-over-year and up 21 percent from our prior quarter. MTI's product revenue grew to 22.3 million in Q2, a 99 percent increase doubling year-over-year, and a 30 percent increase from just the prior quarter. Revenue from new name account customers was $7.6 million, representing 34 percent of product revenue. The Company attracted approximately 88 new customers in Q2. Product revenue from new customers, up 70 percent year-over-year. The importance of these new name accounts is they represent a residual value typically of approximately 3 times their current expenditures over a 5 year period. So we're not just growing the business rapidly. We are not just growing rapidly quarter-over-quarter and year-over-year, but I am very pleased with the fact that we're growing our business by attracting a record number of new customers on a consistent basis.

When we look at MTI's growth for the first 6 months, total revenue has grown to
57.5 million, a 50 percent increase from the prior year with product revenues up 102 percent to 39.5 million. Let's look at the midrange commercial marketplace for SMB storage solutions and services. That marketplace is growing at approximately 10 percent annually. MTI's total revenues today are growing (technical difficulty) times in the overall marketplace. If you look at our product revenues our product revenue is growing approximately 10 times faster than the marketplace. So as we look at our strategy to invest aggressively, to take market share, I say that our investment in our sales and services organization and our strategy to gain market share and to grow aggressively, is absolutely working. Our EMC partnership, MTI's partnership with EMC continues to gain momentum. EMC's strong commitment to growing their business through highly dedicated value added storage solutions and service partners, such as MTI, is a key element of our architecture for success.

MTI's ability to design, sell, consult, implement, and service a vast array of complex solutions in SAN, NAS, CAS storage management backup on (indiscernible) company market for commercial and SMB customers, extend EMC's brand and reach into these markets along with EMC's direct sales efforts to focus on enterprise marketplace. MTI's purchase of EMC's products have increased fivefold over the past year. So again, our strategy is attack the midrange market, invest aggressively, take market share, and really create a niche for MTI that currently does not have a dominant solutions provider. I believe over the next couple of years MTI can emerge as the dominant solutions provider in the commercial SMB marketplace, and we are well on our way to doing that.

What does the future hold for us as we look at our current quarter and beyond? During Q2 we made substantial investments in our sales and service organization which are reflected in our increased operating expenses. As I have stated, I feel these expenditures are warranted by the substantial market share growth that we are experiencing today. As the investments we currently have in place continue to mature, I expect that we will continue to fuel substantial revenue growth and continue to take strong market share throughout the next several quarters. With the great momentum we have going and the excellent market acceptance that we are experiencing with our EMC partnership, I expect to see our total Q1 revenues grow quarter-over-quarter sequentially at a rate of 10 percent or higher and year-over-year at a revenue growth rate of at least 60 percent or higher. Additionally, I expect to see this type of growth in our fiscal fourth-quarter as well, ending April 2, 2005. Scott, please walk us through the financial performance on the quarter.


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Scott Poteracki - MTI Technology Corporation - CFO


Thank you, Tom. It has been an exciting time to be joining MTI. As Tom mentioned, total revenue for the second quarter of fiscal 2005 was 31.5 million, a gain of 54 percent in the prior year. Sequential growth from the most recent quarter was 21 percent, indicating that growth is accelerating. Product revenue increased by 30 percent to 22.3 million from the prior quarter and doubled from a year ago. The increase in product revenue was driven primarily by strong demand for EMC's server and software products, which generally have a higher average selling price than our proprietary products. EMC related product sales continue to increased quarter-over-quarter in both dollars and as a percentage of total product revenue. EMC product revenue accounted for 17.3 million in the second quarter of fiscal 2005, an increase of 35 percent compared to the prior fiscal quarter and an increase of 153 percent compared to the same quarter of the prior fiscal year. Backlog was 5.3 million at quarter end. Gross margin for product was 25 percent for the second quarter of fiscal 2005, compared with 24 percent for the prior fiscal quarter and compared with 21 percent for the same quarter of the prior fiscal year. Service revenues were 9.2 million for the second quarter of fiscal 2005, compared to 8.8 million in the prior quarter and
9.3 million in the same quarter of the prior year. A decrease in maintenance revenues from the prior quarter was more than offset by increasing professional services revenue and we expect that growth to accelerate.

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Service gross margin for the second quarter of fiscal 2005 was 18 percent compared to 22 percent for the prior fiscal quarter and 30 percent for the same quarter of the prior fiscal year. The reduction in service margin is due primarily to reduced maintenance revenue coupled with relatively fixed service delivery costs. Reduction in service revenues is consistent with management's expectations given the age of the installed base and the comprehensive warranty characteristics of EMC products. Margins were also negatively impacted by continuing buildout of the professional services organization in advance of expected growth. Operating expenses were 9.6 million compared with 7.7 million for the preceding fiscal quarter, and 6.9 million for the same quarter of the prior fiscal year. The increase in expenses during the second quarter is due primarily to increased selling expense associated with the addition of salespeople, higher commissions, and expenses related to the transition of the Chief Financial Officer.

In the second quarter of fiscal 2005 the Company reported a net loss of 2.5 million or 7 cents per share, compared to a net loss of 1.8 million or 6 percent per share for the preceding fiscal quarter, and a net loss of 1.7 million or 5 cents per share for the same quarter of the prior fiscal year. The consolidated statements of operations for the second quarter of fiscal 2005 includes a line item entitled, net loss applicable to common shareholders of 3 million or 9 cents per share. The difference between the 2.5 million net loss and the 3 million net loss attributable to common shareholders is costs related to the issuance of preferred stock in the first quarter of 2005. The Company had cash and cash equivalents of 13.5 million and unrestricted cash available of 1.5 million under its 7 million line of credit. Accounts Receivable increased by 9 million to 29 million due to higher sales. Inventories increased slightly to 7 million during the second quarter of fiscal 2005 compared with 6.8 million during the prior quarter. At this point, I would like to open up the call to questions.



QUESTION AND ANSWER

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Operator

(OPERATOR INSTRUCTIONS). Kaushik Roy with Susquehanna.


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Kaushik Roy - Susquehanna - Analyst


What is the guidance for the December quarter and revenues and net income?


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Scott Poteracki - MTI Technology Corporation - CFO


For the December quarter right now we're looking at revenue in the mid 30s, in the mid 30s would be our current estimate of revenue. So as I said, at least 10 percent quarter-over-quarter. I think we have some upside to that based on the momentum we have in the marketplace today. From an expense perspective, we're looking at expenses to maybe grow slightly, and right now based on some of the expenditures that we may choose to make or may not choose to make depending on market opportunities, we are not really going to predict a bottom-line number.


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Kaushik Roy - Susquehanna - Analyst


But your SG&A will probably go up a little bit?


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Thomas Raimondi - MTI Technology Corporation - Chairman, President & CEO


I would say it would go up a little bit, okay? We have made most of the investments over the last several quarters and what you saw in this current quarter was a yielding of all the headcount coming online. We are adding some more headcount in our professional services area and so we will see an uptick in expense in that line. We may or may not choose to continue to expand the sales force. We do have some opportunities to move into some new geographies and we are still going through the decision-making process. But we feel very comfortable that revenue will grow at least 10 percent quarter-over-quarter for at least the next several quarters, and I believe we have some good upside to those numbers.


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Kaushik Roy - Susquehanna - Analyst


What is the headcount at the end of the quarter?


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Thomas Raimondi - MTI Technology Corporation - Chairman, President & CEO


Worldwide headcount is a little bit under 300 right now.


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Kaushik Roy - Susquehanna - Analyst


And how much of them are in professional services?


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Thomas Raimondi - MTI Technology Corporation - Chairman, President & CEO


In the United States right now, we have about 35 people in professional services, about 45 people in services. In Europe we run the blended model where we don't break out headcount from CS and PS. We have about 55, 60 people in our European services organization.


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Kaushik Roy - Susquehanna - Analyst


And what was the cash from operations?


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Scott Poteracki - MTI Technology Corporation - CFO


It was use of 3.4 million.


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Kaushik Roy - Susquehanna - Analyst


Okay. Then in terms of linearity, how was the September quarter?


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Thomas Raimondi - MTI Technology Corporation - Chairman, President & CEO


I would say the revenue was fairly linear. The business has been very robust for us. We have been able to maintain a fairly substantial backlog, quarter-over-quarter, and I would expect to see the business for the next couple of quarters be, I will say, fairly linear. Good news is, we're not in what I'll say that vicious cycle of hoping to God we close a ton of business in the last 2 quarters.


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Kaushik Roy - Susquehanna - Analyst


1 last question. When do you actually -- it seems like revenues are growing very rapidly which is great. When do you expect to break even?


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

Thomas Raimondi - MTI Technology Corporation - Chairman, President & CEO


Again it really comes down to the investment cycles. We are targeting the summer timeframe as an area when we think it's appropriate. Our strategy has been to aggressively attack the marketplace, so the strategy has not been focused on trying to bring the Company to short-term profitability. The strategy has really been go after as much marketshare as we can. We see a very robust environment out there. As we add people, we are able to add revenue on a linear basis. We have absolutely been adding people ahead of the power curve, but in exchange for that our run rate has just gone up dramatically, having 100 percent growth in product revenue. If we were a new company and we did not have the legacy services numbers which are flat we would be reporting some just incredible growth rates right now. I think 54 percent growth rate is outstanding in a marketplace that is growing around 10 percent.

And as you noticed our growth rate is accelerating, so in Q1 we grew at 46 percent year-over-year; Q2 we grew at 54 percent year-over-year; in Q3 I say we're going to grow at least 60 percent year-over-year, and I think we are in a position to continue to accelerate. So we are in a unique position in the marketplace. We have a formula for success that the clientele loves. We are tracking huge numbers of the new name accounts right now and our focus is marketshare because as we grow the business, every time we get a new account and every time we grow the product revenue. what we do is we lock in a future revenue stream that is substantial based on past performance. So our current plan is to invest a little bit more and then taper the investment back a little bit as we get into the summer, start driving towards profitability and continue to take marketshare.


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Kaushik Roy - Susquehanna - Analyst


One last question, Tom. Services margins for modeling purposes, where should we take that, in high teens or low 20s?


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Thomas Raimondi - MTI Technology Corporation - Chairman, President & CEO


I will break it down for you because it is 2 areas, okay? It will change and it will obviously get better. So we have 2 components of our service business today. We have our traditional maintenance business which is contract maintenance and that business has been suffering as everybody knows over the last couple of years, because (1) we did not sell a lot of product for awhile. Now we're selling an awful lot of product and that's going to be a positive for us. I would say the contract maintenance business which on a worldwide basis from a quarterly perspective, is in the neighborhood of about $6.5 million to $7 million a quarter. Those margins over the next year should drive into the low 30s, 31 percent to 34 percent. That is our target. Now in April of 2005, that's one of my favorite dates. I can't wait for it because our two-year warranty in America on all the CLARiiONs that we sold, our warranty expires and we get to go out and sell maintenance contracts to all those customers.

So for a 2 year period we have been doing warranty, so it is great for everybody but we don't really derive a lot of revenue from that. So in 2005 we get to sell maintenance contracts. We already have the headcount in place, so for the most part it drops straight to our bottom line. Our professional service business which is growing rapidly, in the U.S. we did 1.1 million in professional services this quarter. We expect to probably do in the U.S. about 1.5 million. We're doing about 400,000 a quarter in Europe in professional services. We are seeing that build. A really first-class PS organization has net contribution margins in the low to mid-20s and I think we will hit that.

I think it'll be a couple quarters though because we're ramping headcount up right now. Last quarter our services margins took a hit because actually we had more PS revenue than in-house staff to fill. We had to go outside of MTI, hire some contractors which is expensive to do and that cost us some margin dollars. We have been adding aggressively to the PS organization. I believe this quarter the vast majority of the PS work that we fulfill will be with our own in-house people and then moving forward, we have got a hiring plan in place today that will allow us to match people and skill sets with revenues. So PS around 20 percent; traditional contract maintenance in the low to mid-30s.


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Kaushik Roy - Susquehanna - Analyst


Great, thanks a lot, Tom. Congratulations.


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Operator


(OPERATOR INSTRUCTIONS). At this time, gentlemen, you have no further questions.


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Thomas Raimondi - MTI Technology Corporation - Chairman, President & CEO


Okay, thank you all for your time today. We look forward to talking to you next quarter.


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Operator


Thank you for your participation in today's conference. This concludes the presentation. You may disconnect. Have a great day.


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